EXHIBIT 3.1

MAINSTREET BANCSHARES, INC.

BYLAWS

(As Amended and Restated on November 16, 2022)

ARTICLE I
Meetings of Shareholders

Section 1.    Places of Meetings. All meetings of the shareholders shall be held at such place, either within or without the Commonwealth of Virginia, as may, from time to time, be fixed by the Board of Directors. The Board of Directors may also hold any meeting of shareholders by means of remote communication without meeting in a physical place to the extent the Board of Directors authorizes participation for any class or series of shares and permitted by Virginia law.

Section 2.    Annual Meetings. The annual meeting of the shareholders, for the election of directors and transaction of such other business as may properly come before the meeting, shall be held on such date and at such time as the Board of Directors of the Corporation may designate.

Section 3.    Special Meetings. Except as otherwise specifically provided by law, special meetings of shareholders for any purpose or purposes may only be called by the Chief Executive Officer, President, Chairman of the Board or by a majority of the Board of Directors. At a special meeting, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

Section 4.    Notice of Meetings. Except as otherwise required by law or these Bylaws, written or printed notice stating the place, day and hour of every meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by mail, postage prepaid, or by any other means permitted by applicable law, not less than 10 nor more than 60 calendar days before the date of the meeting to each shareholder of record entitled to vote at such meeting, at his or her address appearing in the share transfer books of the Corporation or such electronic mail address, facsimile number or other form of address provided by the shareholder for receiving notice.

Section 5.    Quorum. Except as otherwise provided by law, a quorum for the transaction of business at any annual or special meeting of shareholders shall consist of shareholders representing, either in person or by proxy, one-third of the outstanding shares of capital stock of the Corporation entitled to vote at such meeting. If less than a quorum shall be in attendance, in person or by proxy, at the time for which a meeting shall have been called, the meeting may be adjourned by a majority of the shareholders in attendance, in person or by proxy, without notice other than by announcement at the meeting, until a quorum is present. Once a share is represented as present at a meeting, either in person or by proxy, it is deemed present for quorum purposes for the remainder of the meeting including adjournment of that meeting unless a new record date is set for adjournment of that meeting.

Section 6.    Adjournments. Any meeting of shareholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 120 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record as of the new record date entitled to vote at the meeting.

Section 7.    Voting. At any meeting of the shareholders each shareholder of a class entitled to vote on the matters coming before the meeting shall have one vote, in person or by proxy, for each such share standing in his or her name on the books of the Corporation at the record date for such meeting.

Section 8.    Record Date. The transfer books for shares of stock of the Corporation may be closed by order of the Board of Directors for a period not exceeding 70 calendar days immediately preceding any shareholders’ meeting for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or in order to make a determination of shareholders for any other proper purpose. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than 70 calendar days preceding the date of the meeting, dividend payment or action requiring such determination of shareholders.

Section 9.    Inspector. The Board of Directors or the officer presiding over a meeting of shareholders shall appoint an inspector for a meeting of shareholders. The inspector will open and close the polls, will receive and take charge of proxies and ballots, and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.

Section 10.    Conduct of Meetings. The Chief Executive Officer shall preside over all meetings of shareholders. If such officer is not present, or if there is no Chief Executive Officer, the President shall preside over meetings of shareholders. If such officer is not present, or if there is no President, then either the Secretary or Treasurer shall preside over meetings of shareholders. If none of such officers are present, the Board of Directors shall select a presiding officer for the meeting. The Secretary of the Corporation shall act as secretary of all meetings of shareholders if the Secretary is present. If the Secretary is not present, the presiding officer of the meeting shall appoint a secretary of the meeting.

Section 11.    Consent. Any action that may be taken by the shareholders in a meeting may be taken by unanimous written consent of all shareholders entitled to vote on the action.

Section 12.    Notice of Shareholder’s Proposals and Nominations. Except as otherwise provided by law, at any annual or special meeting of shareholders only such business shall be conducted as shall have been properly brought before the meeting in accordance with this Section 12.

(a)    Annual Meetings of Shareholders.

(i)    Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business other than nominations to be considered by the shareholders shall be properly brought before the meeting only: (A) if specified in the written notice of the meeting (or any supplement thereto) given to shareholders of record on the record date for such meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), (B) if brought before the meeting at the direction of the Board of Directors (or any duly authorized committee thereof) or the officer presiding over the meeting, or (C) if brought by a shareholder of the Corporation, or a duly authorized proxy for a shareholder, who, at the time the notice provided for in this Section 12(a) is delivered to the Secretary of the Corporation, is entitled to vote at the meeting and complies with the notice procedures set forth in this Section 12(a). The nomination by a shareholder of any person for election as a director, other than the persons nominated by the Board of Directors or any duly authorized committee thereof, shall be considered business other than business specified in clauses (A) and (B) of this Section 12(a)(i) and shall be permitted only upon compliance with the requirements of clause (C) of this Section 12(a)(i). The foregoing clause (C) shall be the exclusive means for a shareholder to make nominations or propose other business at an annual meeting of shareholders, other than a proposal included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(ii)    For director nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of Section 12(a)(i) above: (1) the shareholder must be a shareholder of record on each of the following dates: when notice is timely delivered in writing to the Secretary of the Corporation, on the record date for the meeting and at the time of the meeting and any adjournment thereof; (2) the shareholder must submit information required by these Bylaws and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for shareholder consideration and action; and (3) the shareholder must have complied in all respects with the requirements of Regulation 14A under the Exchange Act, including, without limitation, the requirements of Rule 14a-19 (as such rules and regulations may be amended from time to time by the Securities and Exchange Commission (“SEC”), including any SEC staff interpretations relating thereto) . The Corporation shall disregard the solicitation of proxies that fails to fully comply with the requirements of these Bylaws and federal and state securities laws and regulations, including Rule 14a-19. The Board of Directors, an executive officer designated thereby or legal counsel shall determine whether the shareholder has satisfied these requirements.

(iii)    To be timely and proper, a shareholder’s written notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s annual meeting date; provided, however, that in the event the date of the annual meeting is more than 30 calendar days before or after such anniversary date, or if no annual meeting was held in the preceding year, written notice by the shareholder will be considered timely if it is delivered by the close of business on the 10th calendar day following the day on which notice of the date of the annual meeting was first mailed or public announcement of the date of the annual meeting was first made by the Corporation, whichever occurs first. In no event shall an adjournment or postponement of an annual meeting for which notice of the meeting has already been given to shareholders or a public announcement of the meeting date has already been made commence a new time period (or extend any time period) for the giving of a shareholder’s written notice pursuant to this Section 12(a). Any director nomination shall be promptly updated or supplemented at times and in forms required by these Bylaws and applicable SEC requirements. The number of nominees a shareholder may nominate for election at the annual meeting (or in the case of a shareholder giving notice on behalf of a beneficial owner, the number of nominees a shareholder may nominate for election at the annual meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at the annual meeting. Such number may be increased in the event the Board of Directors increases its number of nominees. A shareholder shall not be entitled to make additional or substitute nominations following expiration of the time periods set forth herein unless the Board of Directors increases the number of nominees or a shareholder’s nominee withdraws due to circumstances that are reasonably beyond the nominee’s control.

(iv)    With respect to each matter and nomination such shareholder proposes to bring before the annual meeting, such shareholder’s notice shall set forth: (1) a brief description of the business desired to be brought before the annual meeting, including the text of the proposal or business, and the reasons for conducting such business at the annual meeting; and (2) as to the shareholder giving such notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such shareholder, as they appear on the Corporation’s stock transfer books, and of such beneficial owner, (B) the class or series and number of shares of capital stock and depositary shares of the Corporation that are owned beneficially and of record by such shareholder and such beneficial owner, (C) a description of all agreements, arrangements or understandings between such shareholder or beneficial owner and any other person or persons (including their names), regardless of whether such agreement, arrangement or understanding relates to the Corporation, any material interest of such shareholder or beneficial owner, if any, in such business, and a representation that such shareholder is not acting in concert with any other person or persons, (D) any plans or proposals on the part of such shareholder or such beneficial owner to nominate directors at any other company with a class of equity securities registered under Section 12 of the Exchange Act within the next 12 months, (E) any proposals or nominations submitted on behalf of such shareholder or such beneficial owner to nominate directors for election at any other company with a class of equity securities registered under Section 12 of the Exchange Act within the past 36 months (whether or not such proposal or nomination was publicly disclosed), (F) with respect to each shareholder, beneficial owner, person with whom such shareholder or beneficial owner has any agreement, arrangement or understanding or are acting in concert, the information that would be disclosed pursuant to Item 5(b) of Schedule 14A under the Exchange Act assuming each such person is deemed a “participant” as defined in paragraphs (a)(ii)—(vi) of Instruction 3 to Item 4 of Schedule 14A, (G) a representation that such shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination or business, (H) an acknowledgment that, if such shareholder, or a qualified representative thereof, fails to appear at such meeting (including virtually in the case of a meeting conducted by means of remote communication) and present a proposed nominee or business, as applicable, the Corporation need not present the proposed nominee for election or proposed business for approval, notwithstanding the Corporation’s receipt of proxies in respect of a vote on such matters, and (I) such other information as may be reasonably requested by the Corporation to facilitate disclosure to shareholders of all material facts that, in the reasonable discretion of the Corporation, are relevant for shareholders to make an informed decision.

(v)    A person shall be deemed to be “acting in concert” with another person if such person knowingly acts during the prior two years (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the Corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions or making or soliciting invitations to act in concert or in parallel; provided, however, that a person shall not be deemed to be acting in concert with any other person solely as a result of the solicitation of proxies after the filing of a definitive proxy statement under Section 14(a) of the Exchange Act. A person acting in concert with another person shall be deemed to be acting in concert with any third party who is also acting in concert with such other person.

(vi)    With respect to such shareholder’s nomination of a person as a director, a brief description of the background and credentials of such nominee, including (A) the name, age, business address and residence address of such nominee, (B) the principal occupation or employment of such nominee, (C) the class or series and number of shares of capital stock and/or the number of depositary shares of the Corporation that are owned beneficially and of record by such nominee, (D) any other information relating to such nominee that would be required to be disclosed in a solicitation of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, and (E) such nominee’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected. The Corporation may require any proposed nominee for director to furnish, within 10 days of receipt by the proposed nominee of such request, such other information, including a Director/Nominee Questionnaire with respect to the background and qualifications of such nominee, as the Corporation may reasonably request to confirm the eligibility of such proposed nominee to serve as a director.

(vii)    With respect to any director nomination, such shareholder’s notice shall also provide a written undertaking and agreement by the shareholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made, by such beneficial owner, that (A) such shareholder or beneficial owner will deliver to holders of shares representing at least 67% of the voting power of the stock entitled to vote generally in the election of directors either (x) at least 20 calendar days before the annual meeting, a copy of its definitive proxy statement for the solicitation of proxies for its director candidates, or (y) at least 40 calendar days before the annual meeting a Notice of Internet Availability of Proxy Materials that would satisfy the requirements of Rule 14a-16(d) under the Exchange Act; and (B) that such shareholder will update the Corporation in writing promptly if the shareholder fails to satisfy the requirements of Rule 14a-19 under the Exchange Act for any reason including a failure to file a definitive proxy statement with the SEC or a decision by the shareholder not to solicit the requisite 67% of the voting power entitled to vote in the election of directors. If (B) is not applicable, such shareholder shall prior to the meeting provide the Corporation a certificate or other evidence that the requirements of Rule 14a-19 have been fully satisfied.

(viii)    With respect to any business other than a director nomination proposed to be brought before an annual or special meeting by a shareholder pursuant to clause (C) of Section 12(a)(i) above, such shareholder’s notice shall also provide a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends to deliver a definitive proxy statement to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal.

(b)    Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this section is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and on such election and who complies with the notice procedures set forth in this section. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons, as the case may be, for election to such position(s) as specified in the Corporation’s notice of meeting, if (A) the shareholder delivers all of the information required to be delivered under Section 12(a) to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement (as defined above) is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting, and (B) the shareholder and any beneficial owner comply with all notice and other requirements, including compliance with Rule 14a-19 under the Exchange Act, set forth under Section 12(a). In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for giving of a shareholder’s notice as described above.

(c)    General. Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible at an annual or special meeting of shareholders of the Corporation to be elected as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. Except as otherwise provided by law, the presiding officer of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 12 and (B) to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. If the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation and present a nomination or item of business (whether pursuant to the requirements of these Bylaws or in accordance with Rule 14a-8 under the Exchange Act), such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. To be considered a “qualified representative” of a shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized in writing (or a reliable reproduction of the writing) delivered to the Corporation not fewer than five days prior to the meeting stating that such person is authorized as proxy for such shareholder at the meeting.

Section 13.    Meetings of Shareholders by Remote Communication

(a)    Notwithstanding anything in these Bylaws to the contrary, the Board of Directors of the Corporation may determine that any meeting of shareholders shall not be held at any place and shall instead be held solely by means of remote communication in conformity with subsection B of Section 13.1-660.2 of the Virginia Stock Corporation Act, as amended, through which the shareholders may participate remotely in the meeting, if notice of the meeting is given to every holder of shares entitled to vote required at such meeting, and if the number of shares held by the shareholders or proxy holders participating remotely in the meeting would be sufficient to constitute a quorum at the meeting.

(b)    Shareholders and proxy holders participating by means of remote communication shall be deemed present at the meeting for purposes of determining the presence of a quorum at such meeting and may vote at such meeting if all of the requirements of subsection B of Section 13.1-660.2 of the Virginia Stock Corporation Act, as amended, are met as determined by the inspector of election appointed by the Board of Directors with respect to such meeting or any adjournments thereof;

(c)    In any meeting of shareholders held solely by means of remote communication as provided herein:

                                (1)         the Corporation shall implement reasonable measures to verify that each person participating remotely as a shareholder is a shareholder or a shareholder’s proxy; and

                                (2)         the Corporation shall implement reasonable measures to provide each shareholder or proxy holder a reasonable opportunity to participate by means of remote communication in the meeting, including an opportunity to:

                                (i)         read or hear the proceedings of the meeting, substantially concurrently with such proceedings; and

                               (ii)          to vote on matters submitted to shareholders at the meeting;

(d)    Notwithstanding anything herein to the contrary, the Board of Directors may determine that a meeting of shareholders will not be held at any specified place, but instead may be held solely by means of remote communication;

(e)    If a meeting of shareholders by remote communications is authorized by the Board of Directors, the Board of Directors may adopt guidelines and procedures governing the conduct of such meeting, including providing for the participation and voting by shareholders and proxy holders by means of remote communication; and

(f)    In the event any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action shall be maintained by the Secretary of the Corporation.

ARTICLE II
  Directors

Section 1.    General Powers. The property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors, and except as otherwise expressly provided by law, the Articles of Incorporation or these Bylaws, all of the powers of the Corporation shall be vested in such Board.

Section 2.    Number of Directors. The Board of Directors shall consist of no fewer than 5 and no more than 15 persons, with the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office or by the Board’s approval of a specific number of director nominees for the annual meeting of shareholders combined with the number of directors continuing in office after such meeting.

Section 3.    Qualifications of Directors. To be eligible for election, reelection, appointment or reappointment to the Board of Directors, a person must: (i) have experience in one or more matters pertinent to the Corporation’s business, including without limitation transactional expertise, strategic expertise, corporate governance expertise, operational expertise, marketing expertise, financial expertise, or specific industry expertise in markets targeted by the Corporation; (ii) be at least eighteen years of age; (iii) own in his or her sole name, sufficient shares of the Corporation’s stock to qualify as a director under applicable regulatory requirements; (iv) be a citizen of the United States; (v) reside in, or have his or her  primary  place of  business located within, a 50 mile radius of any operating  office or branch of the Corporation or any subsidiary; (vi) not be affiliated with, employed by, a consultant to, or a representative of, or serve as a director of, any individual, corporation, association, partnership, firm, business enterprise or other entity or organization which the Board of Directors, after having such matter formally brought to its attention, determines to be in competition with the Corporation or any of its subsidiaries (any such individual, corporation, association, partnership, firm, business enterprise or other entity or organization being hereinafter referred to as a “Business Competitor”), unless the Board of Directors expressly determines that it would nevertheless be in the Corporation’s best interests for such individual to serve as a director of the Corporation; provided, however, that passive ownership of a debt or equity interest not exceeding 1% of the outstanding debt or equity, as the case may be, in any Business Competitor shall not constitute such affiliation, employment or representation; provided further, that any financial institution shall be presumed to be a Business Competitor unless the Board of Directors determines otherwise; and (vii) not have a significant business affiliation with another director of the Corporation. Except as required by applicable law, the foregoing requirements shall not apply to a person serving as a director on February 17, 2016. In addition, no person shall be eligible for election, reelection, appointment or reappointment to the Board of Directors if such person (i) has been convicted of a crime involving dishonesty or breach of trust, (ii) has been adjudicated bankrupt, or (iii) is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime.

Section 4.    Election of Directors. Directors shall be elected at each annual meeting of shareholders. The Board of Directors shall be divided into three classes, Group I, Group II and Group III, as nearly equal in number as possible, with directors in each group elected for terms of 3 years and until their successors are elected and qualified. The successors to the group of directors whose terms expire shall be identified as being of the same group as the directors they succeed and elected to hold office for a term expiring at the third succeeding annual meeting of shareholders. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be apportioned among the groups by the Board of Directors as to make all groups as nearly equal in number as possible, but in no event will a decrease in the number of directors shorten the term of any director then serving.

Section 5.    Regular Meetings. Regular meetings of the Board of Directors may be held without notice at the registered office or principal office of the Corporation or at such other place, within or without the Commonwealth of Virginia, as the Board of Directors may designate from time to time. A regular meeting of the Board of Directors shall be held as soon as practicable after each annual meeting of the shareholders for the purpose of appointing officers and transacting such other business as may properly come before the meeting.

Section 6.    Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer, the President or by a majority of the directors. Written notice of the date, time and place of special meetings of the Board shall be given to each director either by personal delivery, by mail or other method of delivery, by electronic mail or by facsimile telecommunication, by or at the direc‐tion of the officer or directors calling the meeting, to the address, electronic mail address or the facsimile number of such director as it appears in the records of the Corporation, not less than 24 hours before the date of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or any waiver of notice of such meet‐ing. A director’s attendance at or participation in a meeting waives any required notice to him of the meeting unless at the beginning of the meeting or promptly upon the director’s arrival the director objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to the action taken at the meeting.

Section 7.    Waiver of Notice. Notice of any meeting may be waived before or after the date and time of the meeting in a writing signed by the director entitled to notice and delivered to the Secretary of the Corporation for inclusion in the minutes of the meeting or filing with the corporate records.

Section 8.    Quorum. A quorum at any meeting of the Board of Directors shall be a majority of the number of directors in office immediately before the meeting begins. If less than a quorum is present at a meeting of the Board of Directors, a majority of the directors present may postpone the meeting to a subsequent date without any further notice to any of the directors.

Section 9.    Conduct of Meetings. The Chairman of the Board of Directors, or if such officer is not present, the Chief Executive Officer, shall act as chairman of and preside over meetings of the Board of Directors. If no such officer is present, the directors present shall elect a chairman of the meeting. The Secretary, or if such officer is not present, the Assistant Secretary, shall act as secretary of Board meetings. If no such officer is present, the chairman of the meeting shall appoint a secretary of the meeting.

Section 10.    Participation by Conference Telephone. The Board of Directors may permit any or all directors to participate in a meeting of the directors by, or conduct the meeting through the use of, conference telephone or any other means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by such means shall be deemed to be present in person at the meeting.

Section 11.    Board Action. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present at a meeting is the act of the Board of Directors.

Section 12.    Action Without Meeting. Any action required or permitted by law to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all of the members of the Board of Directors. The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action taken, and included in the minutes or filed with the corporate records reflecting the action taken.

Section 13.    Removal. The shareholders entitled to vote may remove any director, with or without cause, by the affirmative vote of a majority of shares entitled to vote in the election of directors. The shareholders may remove a director only at a meeting called for the purpose of removing the director, and the meeting notice must state that the purpose, or one of the purposes of the meeting, is removal of the director.

Section 14.    Vacancies. If the office of any director shall become vacant, the directors at the time in office, whether or not a quorum, may, by majority vote of such directors, choose a successor who shall hold office until the next annual meeting of shareholders. In such event, the successor elected by the shareholders at that annual meeting shall hold office for a term that shall coincide with the remaining term of the group of directors to which that person has been elected. Vacancies resulting from an increase in the number of directors shall be filled in the same manner.

Section 15.    Resignation. A director may resign at any time by delivering written notice to the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Secretary. A resignation shall be effective when delivered, unless the notice specifies a later effective date.

ARTICLE III
 Committees

Section 1.    Committees. The Board of Directors may, by resolution, create one or more Committees and appoint members of the Board of Directors to serve on them. Each Committee may have two or more members, who serve at the pleasure of the Board of Directors. The Board of Directors shall specify the powers and authorities of the Committee in the resolution creating the Committee, except that a committee may not (i) approve or recommend to the shareholders any action which requires shareholder approval, (ii) fill vacancies on the Board or any other Committees, (iii) amend the articles of incorporation, (iv) adopt, amend, or repeal the Bylaws, (v) approve a plan of merger not requiring shareholder approval, (vi) authorize or approve distributions which do not conform to general formula or method prescribed by the Board of Directors, or (vii) authorize or approve the issuance, sale, or contract for sale of shares of stock, or determine the designation and relative rights, preferences and limitation of a class or series of shares of stock, except as the Board of Directors may authorize a Committee, or a senior executive officer of the Corporation, to do so within the limits specifically prescribed by the Board of Directors. Each Committee shall report its actions to the Board of Directors at the next meeting of the Board.

Section 2.    Notice of Committee Meetings; Quorum. The provisions of Sections 6 through 13 of Article II, which provide for, among other things, meetings, action without meetings, notice and waiver of notice, quorum and voting requirements of the Board of Directors, shall apply to committees and their members as well.

ARTICLE IV
Officers

At the regular meeting of the Board of Directors held as soon as practicable after each annual meeting of the shareholders, the Board of Directors shall elect a Chairman of the Board, a Chief Executive Officer, a President , a Secretary, a Treasurer, and may elect or appoint one or more Vice-Presidents or such other officers as it may deem proper. The Chairman of the Board shall be chosen from among the directors. Any officer may hold more than one office simultaneously. All officers shall serve for a term of one year until their respective successors are elected and qualify, but any officer may be removed summarily with or without cause at any time by the vote of a majority of the directors. The directors shall fill any vacancies among the officers. The officers of the Corporation shall have such powers and duties as generally pertain to their respective offices as well as such powers and duties as from time to time may be delegated to them by the Board of Directors.

ARTICLE V

Indemnification

Section 1.    Advances for Expenses. Subject to the terms and conditions of Article VII of the Articles of Incorporation of the Corporation, which shall control, the Corporation shall pay for or reimburse the reasonable expenses incurred by a director, officer, employee or agent who is party to a proceeding if (i) the director, officer, employee, or agent furnishes the Corporation with written statement of his or her good faith belief that he or she has met the standard of conduct described in Article VII, Section 1 of the Articles of Incorporation of the Corporation, (ii) the director, officer, employee, or agent furnishes to the Corporation a written undertaking, executed personally, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct, and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under this Section.

Section 2.    Determination and Authorization of Indemnification.

           (a)          Subject to the terms and conditions of Article VII of the Articles of Incorporation of the Corporation, which shall control, the Corporation will indemnify a director, officer, employee, or agent only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is permissible in the circumstances because he or she has met the standard of conduct.

            (b)          The determination shall be made by any of the following:

   (1)          a majority vote of a committee duly designated by the Board of Directors who are not at the time parties to the proceeding;

   (2)          a majority vote of a committee duly designated by the Board of Directors consisting solely of one or more directors not at the time parties to the proceeding if a quorum cannot be obtained;

   (3)          by special legal counsel either selected by the Board of Directors or its committee or, if a quorum of the Board of Directors cannot be obtained and a committee cannot be designated, selected by a majority vote of the vote of the full Board of Directors, in which selection those directors who are parties to the proceeding may participate; or

   (4)          by the shareholders, excluding shares owned by or voted under the control of directors who are, at the time, parties to the proceeding.

ARTICLE VI
Capital Stock

Section 1.    Certificates. The shares of capital stock of the Corporation may be certificated or uncertificated as provided under the Virginia Stock Corporation Act. All certificates representing shares of capital stock of the Corporation shall be in such forms as prescribed by the Board of Directors and executed by the Chairman of the Board, the Chief Executive Officer or the President and by the Secretary or an Assistant Secretary and stating thereon the information required by law. Transfer agents and/or registrars for one or more classes of the stock of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing stock of such class or classes. In the event that any officer whose signature or facsimile thereof shall have been used on a stock certificate shall for any reason cease to be an officer of the Corporation and such certificate shall not then have been delivered by the Corporation, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares of the Corporation, the Corporation shall send, or cause to be sent, to the holder a written statement that shall include the information required by law to be set forth on certificates for shares of capital stock.

Section 2.    Lost, Destroyed and Mutilated Certificates. Holders of the stock of the Corporation in certificated form shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause one or more new certificates or evidence of such holder’s ownership of such shares in uncertificated form for the same number of shares in the aggregate to be issued to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

Section 3.    Transfer of Stock. The stock of the Corporation shall be transferable or assignable only on the stock transfer books of the Corporation by the holders in person or by attorney, and in the case of shares of stock of the Corporation represented by a certificate, on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the stock transfer books of the Corporation. Uncertificated shares shall be transferable or assignable only on the stock transfer books of the Corporation upon proper instruction from the holder of such shares.

Section 4.    Holders of Shares. Except as otherwise expressly required by Virginia law, the Corporation may treat the person in whose name shares of stock of the Corporation (whether or not represented by a certificate) stand of record on its stock transfer books as the absolute owner of the shares and the person exclusively entitled to receive notification and distributions, to vote, and to otherwise exercise the rights, powers and privileges of ownership of such shares, and the Corporation shall not be obligated to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice hereof.

Section 5.    Proxy Cards. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card other than white, which shall be reserved for exclusive use by the Board of Directors.

ARTICLE VII
Miscellaneous Provisions

Section 1.    Seal. The seal of the Corporation shall consist of a flat-faced circular die (of which there may be any number of counterparts) with the words “SEAL” and “VIRGINIA.”

Section 2.    Fiscal Year. The fiscal year of the Corporation shall end on December 31st of each year.

Section 3.    Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors. The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar a record of its shareholders, giving the names and addresses of all shareholders, and the number, class and series of the shares being held.

Section 4.    Voting of Stock Held. Unless otherwise designated by the Board of Directors, the President may either appoint attorneys to vote any stock of any other corporation owned by this Corporation or may attend any meeting of the holders of stock of such other corporation and vote such shares in person.

Section 5.    Checks, Notes and Drafts. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

Section 6.    Amendment of Bylaws. These Bylaws may be amended or altered at any meeting of the Board of Directors.